Exhibit 10.4

AMENDMENT TO LEASE AGREEMENT

(Myriad Genetics: Phase v)

THIS AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is entered into the 12th day of February 2010, by and between BOYER RESEARCH PARK ASSOCIATES IX, L.C., a Utah limited liability company (“Landlord”), and MYRIAD GENETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement, dated March 31, 2008 (as the same may have been amended, supplemented or modified from time to time, the “Lease”). Capitalized terms which are used herein but not otherwise defined shall have the same meanings assigned to them in the Lease.

B. Landlord and Tenant desire to amend the Lease in certain particular, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Article 1.1 Description of Premises: The premises contain based on final measurement, approximately 85,411 gross rentable square feet (the “Leased Premises”), more particularly, 30,621 gross rentable square feet on Floor One; 26,084 gross rentable square feet on Floor Two; 21,477 gross rentable square feet on Floor Three; and 7,229 gross rentable square feet of mechanical, electrical, elevator, stairwell and storage space in the three story office building (the “Building”) located at 305 Chipeta Way, Salt Lake City, Utah, on the real property (the “Property”) described on Exhibit “A” attached hereto and by this reference incorporated herein.

2. Article 1.1 (c). The exclusive right to use 211 designated stalls in the parking structure under the Building. The parking rent is now incorporated into Article 3.1, Basic Annual Rent.

3. Article 2.2. Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant’s obligation to pay rent hereunder shall commence on January 4, 2010.

4. Article 3.1. Basic Annual Rent. Pursuant to Article 22.14 of the Lease, Tenant and Landlord agree to set the Basic Annual Rent at Two Million Four Hundred and Sixty Nine Thousand Seven hundred thirty six and no/100 ($2,469,736.00). All other terms and conditions of this provision shall remain the same.

5. Article 4.1 (c) Estimated Costs. The estimated costs for the calendar year in which the Lease commences are Two hundred Sixty Thousand Two hundred twenty nine dollars and no/100 ($260,229.00) as follows: Taxes ($128,117), Insurance ($11,958), Williams’s road maintenance ($5,125), Land lease ($88,000) and Management Fee ($27,029).

6. Article 4.1(d). Tenant’s Proportionate Share of Basic Costs. Percentage derived from the fraction, the numerator of which is the gross rentable square footage of Lease Premises (85,411), the denominator of which is the gross rentable square footage of the building (85,411). In this Lease, Tenant’s Proportionate Share of Basic Costs shall be 100% of the Basic Costs for the Leased Premises.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

“LANDLORD”:

BOYER RESEARCH PARK ASSOCIATES IX, L.C., a Utah limited liability company, by its Manager

THE BOYER COMPANY, L.C., a Utah limited liability company

By:	/s/ H. R. Boyer
Name:
Its:

“TENANT”:

MYRIAD GENETICS, INC., a Delaware corporation

By:	/s/ Peter D. Meldrum
Name:	Peter D. Meldrum
Its:	President and CEO

Schedule 1

To

Amendment to Lease Agreement

MYRIAD V

AMENDED AND RESTATED BUDGET

Disbursement Category	Budget
1. Ground Lease Costs (July 1,2009-December 31,2009)	$44,000.00
2. Construction Costs Of Improvements	$19,264,862.00
3. Tenant Improvement Costs	—
4. Architect & Engineering	$773,557.00
6. Insurance, Permits, Utilities,	$426,595.00
7. Legal	$110,857.00
8. Title	$41,465.00
9. Set Up Fee	$214,760.00
10. Construction Points	$109,100.00
11. Construction Interest	$672,000.00
12. Construction Management Fee	$80,871.00
13. Savings from Contractor	($262,068.00)

14. Total Project Costs	$21,475,999.00

RENT: Total Costs $21,475,999 X 11.5% = $2,469,736.

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